United States

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 24, 2003
BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 338.6000

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a)	Financial statements of business acquired. - Not applicable
(b)	Pro forma financial information. - Not applicable
(c)	Exhibits. The following exhibit is furnished as part of this report:
99.1 Press Released dated April 24, 2003.

ITEM 9.     REGULATION FD DISCLOSURE (Information Furnished in this Item 9 is furnished under Item 12.)

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition", is instead being furnished under Item 9, "Regulation FD Disclosure". This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On July 24, 2003, the company issued a press release announcing its financial results for the second quarter ended June 28, 2003 (the "Second Quarter 2003 Release"). A copy of the Second Quarter 2003 Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The Second Quarter 2003 Release contains certain non-GAAP financial measures. Specifically, the company employs three main non-GAAP financial measures in assessing its performance, which are discussed below. The following discussion also includes the reasons why company management believes that presentation of these non-GAAP financial measures provide useful information to investors and the material additional purposes for which management uses these non-GAAP financial measures.
     "Comparable-basis" earnings and earnings per share represent GAAP earnings and earnings per share, adjusted to exclude certain significant items. In the past, these items have included, for example, restructuring charges and asset write-offs, acquired in-process research and development charges, purchase accounting adjustments, gains or losses associated with divestitures of businesses and legal settlements. Management believes that "comparable-basis" amounts portray more accurately the company's underlying fundamental operating performance, and provide a basis from which meaningful year-over-year operating performance comparisons can be made. "Comparable-basis" amounts are used internally to assess performance against predetermined targets for calculating bonus amounts paid to bonus-eligible employees, and for determining compliance with covenants in the company's revolving credit agreements.
     The company employs free cash flow as a key liquidity measure in assessing performance. Free cash flow is defined as cash generated before the payment of dividends, the borrowing or repayment of debt, settlement of minority interest obligations, stock repurchases, the acquisition or divestiture of businesses, the acquisition of intangible assets and the proceeds from liquidation of certain investments. Management views free cash flow as a useful measure of liquidity as it includes both cash flows from operating activities and cash flows from investing activities that are generated or used by its segment operations. Therefore, this measure can be used to assess the company's ability to satisfy financing obligations and its ability to undertake possible future investing activities, such as acquisitions.
     Lastly, the company monitors its constant-currency performance for non-U.S. operations and the company as a whole. Constant-currency results are calculated by translating actual current and prior-year local currency revenues and expenses at the same predetermined exchange rates. The translated results are then used to determine year-over-year percentage increases or decreases, excluding the impact of currency. Management views constant-currency results as an important measure of organic business growth trends. Constant-currency results are used by management to assess non-U.S. operations' performance against yearly targets for the purpose of calculating bonus amounts for certain regional bonus-eligible employees.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: July 24, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 24, 2003 (furnished herewith).